UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2024

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41627	92-0318813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Pennsylvania Plaza, New York, NY	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 465-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	MSGE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Vice President and Chief Financial Officer

On February 1, 2024, the Board of Directors of Madison Square Garden Entertainment Corp. (the “Company”) appointed Michael Grau, 58, as Executive Vice President and Chief Financial Officer effective as of April 1, 2024. He will join the Company and serve as Executive Vice President, Finance from February 12 through March 31, 2024. Philip D’Ambrosio, Executive Vice President and Treasurer, will continue to serve as interim principal financial officer until the effective date of Mr. Grau’s appointment as Executive Vice President and Chief Financial Officer.

Mr. Grau served as a Senior Advisor to the CEO at Altice USA, Inc. (“Altice”), a broadband communications company, from March 2023 to July 2023. He previously served as Altice’s Chief Financial Officer from October 2019 to February 2023, overseeing the company’s financial and accounting matters as well as its strategic planning and analysis, tax, investor relations and treasury activities. Prior to that, Mr. Grau served in various positions at Altice, including Executive Vice President of Financial Planning & Control from 2018 to 2019 and Senior Vice President of Financial Planning from 2016 to 2018. Prior to its acquisition by Altice, Mr. Grau held various leadership roles in finance at Cablevision for nearly 20 years, including serving as Senior Vice President of Financial Planning from 2008 to 2016. Earlier in his career, he held senior financial positions at Winstar Communications Inc., Health Professionals Inc., and Deloitte & Touche.

Employment Agreement with Michael Grau

In connection with Mr. Grau’s appointment, Mr. Grau and the Company entered into an employment agreement (the “Grau Employment Agreement”), dated as of February 1, 2024. The Grau Employment Agreement provides that Mr. Grau’s employment will commence on February 12, 2024 or such later date as the parties may agree (the “Commencement Date”) and will expire on the third anniversary of the Commencement Date (the “Scheduled Expiration Date”). Commencing on the Commencement Date, Mr. Grau will serve as Executive Vice President, Finance and commencing on April 1, 2024, Mr. Grau will serve as Executive Vice President and Chief Financial Officer.

The Grau Employment Agreement provides for an annual base salary of not less than $700,000 and an annual target bonus equal to not less than 100% of annual base salary; provided that his annual bonus in respect of the fiscal year beginning July 1, 2023 will be prorated to reflect the Commencement Date. Mr. Grau will be eligible, subject to his continued employment by the Company, to participate in such long-term incentive programs that are made available to similarly situated executives of the Company. It is expected that Mr. Grau will receive one or more annual long-term awards with an aggregate target value of not less than $1,000,000; provided that his award in respect of the fiscal year beginning July 1, 2023 will be prorated to reflect the Commencement Date. In addition, Mr. Grau will be entitled to a one-time special award of restricted stock units with an aggregate grant date value of $400,000, granted at the same time mid-year equity awards are granted to active employees of the Company (expected to be in April 2024) and subject to vesting over three years. Mr. Grau will be eligible to participate in the Company’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans.

If, on or prior to the Scheduled Expiration Date, Mr. Grau’s employment with the Company is terminated (i) by the Company other than for “cause” (as defined in the Grau Employment Agreement), or (ii) by Mr. Grau for “good reason” (as defined in the Grau Employment Agreement) and so long as “cause” does not then exist, then, subject to Mr. Grau’s execution of a separation agreement with the Company, the Company will provide him with the following benefits and rights: (a) a severance payment in an amount determined at the discretion of the Company, but in no event less than two times the sum of Mr. Grau’s annual base salary and annual target bonus; (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred; (c) each of Mr. Grau’s outstanding long-term cash awards will immediately vest in full and will be payable to Mr. Grau to the same extent that other similarly situated active executives receive payment; (d) all of the time-based restrictions on each of Mr. Grau’s outstanding restricted stock or restricted stock units will immediately be eliminated and will be payable or deliverable to Mr. Grau subject to satisfaction of any applicable performance criteria; and (e) each of Mr. Grau’s outstanding stock options and stock appreciation awards, if any, will immediately vest.

If Mr. Grau’s employment is terminated due to his death or disability prior to the Scheduled Expiration Date, and at such time cause does not exist, then, subject to execution of a separation agreement (other than in the case of death), he or his estate or beneficiary will be provided with the benefits and rights set forth in clauses (b), (d) and (e) of the preceding paragraph and each of his outstanding long-term cash awards shall immediately vest in full, whether or not subject to performance criteria, and will be payable as soon as reasonably practicable after Mr. Grau’s execution of a separation agreement; provided, that if any such long-term cash award is subject to any performance criteria, then (i) if the measurement period for such performance criteria has not yet been fully completed, then the payment amount will be at the target amount for such award, and (ii) if the measurement period for such performance criteria has already been fully completed, then the payment amount of such award will be at the same time and to the same extent that other similarly situated executives receive payment as determined by the Compensation Committee of the Board of Directors of the Company (subject to the satisfaction of the applicable performance criteria).

The Grau Employment Agreement contains certain covenants by Mr. Grau, including a noncompetition agreement that restricts Mr. Grau’s ability to engage in competitive activities until the first anniversary of a termination of his employment with the Company.

Item 9.01	Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated as of February 1, 2024, between Madison Square Garden Entertainment Corp. and Michael Grau. †

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	This exhibit is a management contract or a compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2024	MADISON SQUARE GARDEN ENTERTAINMENT CORP.

	By:	/s/ Mark Cresitello
	Name:	Mark Cresitello
	Title:	Secretary